EXHIBIT 23

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


The Board of Directors
The South Financial Group, Inc.


We consent to incorporation by reference in the registration statements (Nos. 33-25424, 33-79668, 33-80822, 33-82668, 33-82670, 333-31948, 333-53170,
333-53172, 333-67745, 333-83519, 333-96141, 333-99159,  333-102877,  333-103763,
333-111805, 333-104947, and 333-109578) on Form S-8 and registration statements (Nos. 333-06975, 333-49078, 333-66264, 333-106578, and 333-112404) on Form S-3
of The South Financial Group, Inc. of our report dated May 26, 2004, with respect to the statements of net assets available for benefits of The South Financial Group, Inc. 401(k) Plan (the "Plan") as of December 31, 2003 and 2002, and the related statements of changes in net assets available for benefits for the year ended December 31, 2003 and for the period from December 16, 2002 to December 31, 2002, and the related supplemental schedule of Schedule H, line 4i-schedule of assets (held at end of year) as of December 31, 2003, which report appears in the December 31, 2003 annual report on Form 11-K of the Plan.



Greenville, South Carolina                        /s/KPMG LLP
June 28, 2004